                                                                 EXHIBIT 3(a)(1)

                                    RESTATED

                           ARTICLES OF INCORPORATION

                                       OF

                               GENTEX CORPORATION

      These Restated Articles of Incorporation are executed pursuant to the provisions of Sections 641 through 651, Act 284, Public Acts of 1972, as amended. The present name, and all of the former names, of the Corporation is Gentex Corporation. The original Articles of Incorporation were filed on January 11, 1974.

      The following Restated Articles of Incorporation supersede the original Articles of Incorporation as amended and shall be the Articles of Incorporation of the Corporation:


                                   ARTICLE I

      The name of the corporation is Gentex Corporation.


                                   ARTICLE II

      The purpose or purposes for which the corporation is formed is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.


                                  ARTICLE III

      The total authorized capital stock of this corporation is 50,000,000 shares of common stock of $.01 par value per share. The authorized shares of common stock of $.01 par value per share are all of one class with equal voting power, and each such share shall be equal to every other such share.

                                   ARTICLE IV

      The address of the current registered office, which is the same as the mailing address of that office, is 10985 Chicago Drive, Zeeland, Michigan 49464. The name of the current resident agent at the registered office is Dan Bauer.



                                    12(A)

                                   ARTICLE V

      The corporation shall, to the full extent permitted by the Michigan Business Corporation Act, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.


      These Restated Articles of Incorporation were duly adopted by the shareholders on the 1st day of August, 1981, in accordance with the provisions of Section 642, Act 284, Public Acts of 1972, as amended. The necessary number of shares as required by statute were voted in favor of the Restated Articles of Incorporation.


      Signed this 12th day of August, 1981.


                                                   DAN C. BAUER
                                                ------------------
                                                  Its President





                                    12(B)

                            CERTIFICATE OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION

      The undersigned Corporation executes the following Certificate of Amendment to its Articles of Incorporation pursuant to the provisions of
Section 631, Act 284, Public Acts of 1972, as amended:

      1. The name of the Corporation is Gentex Corporation. The location of the registered office is 10985 Chicago Drive, Zeeland, Michigan 49464.

      2. The following amendment to the Articles of Incorporation was adopted by the shareholders of the Corporation in accordance with Section (2) of
Section 611, Act 284, Public Acts of 1972, as amended, on the 2nd day of November, 1981:

            RESOLVED, that Article III of the Articles of Incorporation be amended to read as follows:

                                  ARTICLE III.

                The total authorized capital stock of this corporation is
            10,000,000 shares of common stock of $.06 par value per share. The authorized shares of common stock of $.06 par value per share are all of one class with equal voting power, and each such share shall be equal to every other such share.

      3. The necessary number of shares as required by statute were voted in favor of the Amendment.

      Signed, this 2nd day of November, 1981.

                                            GENTEX CORPORATION

                                            By  Arlyn Jay Lanling
                                               -----------------------
                                               Its Vice-President


                                    12(C)

                            CERTIFICATE OF AMENDMENT

                      TO THE ARTICLES OF INCORPORATION FOR

                               GENTEX CORPORATION

      The undersigned Corporation executes the following Certificate of Amendment to its Articles of Incorporation pursuant to the provisions of
Section 631, Act 284, Public Acts of 1972, as amended.

      1.    The name of the Corporation is Gentex Corporation.

      2.    The location of the registered office is 10985 Chicago

Drive, Zeeland, Michigan 49464.

      3.    The following Amendment to the Articles of Incorporation was adopted on the 22nd day of April, 1983:

      RESOLVED, that the following articles be added to the Articles of Incorporation for the Corporation:

                                   ARTICLE VI

                               AUTHORITY OF BOARD

      A. The business and affairs of the Corporation shall be managed by a Board of Directors which shall exercise all of the powers and authority of the Corporation (subject to delegation to committees of the Board of Directors as permitted by law and not inconsistent with these Articles of Incorporation) except for such matters as are reserved to shareholders of the Corporation by law or by these Articles of Incorporation.

                                 SIZE OF BOARD

      B. The Board of Directors shall consist of at least six (6), but not more than nine (9) members, and the specific number of directors to be elected or appointed with such limits shall be as determined by the Board of Directors from time to time.

                            CLASSIFICATION OF BOARD

      C. Directors shall be divided into three classes and each class shall be as nearly equal in number as possible to the other classes. At the annual meeting of shareholders held in 1984, the directors shall be nominated and elected by class to serve for terms which expire at the first, second and third subsequent an-



                                    12(D)
nual meetings of shareholders, respectively. At each annual meeting of shareholders subsequent to 1984, directors shall be elected to serve for a term which expires at the third annual meeting of shareholders following a meeting at which the director is elected.

                               VACANCIES IN BOARD

      D. Vacancies occurring in the Board of Directors by reason of death, resignation or removal of a director may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board, and vacancies occurring by reason of an increase of the number of directors may be filled by majority vote of the Board of Directors at any meeting duly called and convened. Directors appointed by the Board of Directors to fill any vacancies shall hold office only until the next annual meeting of shareholders.

                             NOMINATIONS FOR BOARD

      E. Nominations for directors who are proposed as replacements for directors appointed by the Board of Directors to fill vacancies, if any, shall be designated in ballots and/or proxies submitted to shareholders to serve such terms of years as will make the classes of directors as nearly equal to each other in number as possible. Nominations by shareholders for any directorship must be submitted to the Board of Directors by written notice not later than thirty (30) days prior to the date of the annual meeting of shareholders at which the election is to be held (or within seven days after the date the Corporation mails, or otherwise gives notice of the date of such meeting, if such notice is given less than forty (40) days prior to the meeting date), which notice shall state the name of the nominee, the address of the nominee's business or residence, the nominee's principal occupation and the name and address of the nominee's employer or business if self-employed.

                               REMOVAL FROM BOARD

      F. Any director may be removed from office as a director at any time, with or without cause, by the affirmative vote of the holders of a majority of the then issued and outstanding shares of the Corporation's stock entitled to vote thereon at a meeting duly called and convened for that purpose.

                                   AMENDMENT

      G. This article may not be amended or repealed, in whole or in part, except by affirmative vote of the holders of at least four-fifths (4/5ths) of the issued and outstanding shares of the Corporation's capital stock entitled to vote in the election of directors; provided, however, that such amendment or repeal may be made by majority vote of such shareholders at any meeting of shareholders duly called and convened where such amendment has





                                    12(E)
been recommended for approval by two-thirds (2/3rds) of all directors then holding office.

                                  ARTICLE VII

            SPECIAL REQUIREMENTS REGARDING CERTAIN TRANSACTIONS WITH
                               INTERESTED PARTIES

      A. Unless the conditions set forth in subparagraphs 1 through 4 of this Paragraph A are satisfied or the approval specified in subparagraph 1 of Paragraph B of this Article has been made, the affirmative vote of the holders of that fraction of the outstanding shares of the capital stock of the Corporation entitled to vote in the election of directors, but in no event less than four-fifths (4/5ths), determined by using as the numerator a number equal to the sum of (i) the outstanding shares of such stock beneficially owned by all Interested Parties, plus (ii) four-fifths (4/5ths) of the remaining number of such outstanding shares, and using as the denominator a number equal to the total number of the outstanding shares entitled to vote in the election of directors, shall be required for the adoption or authorization of a Combination or Reorganization (as hereinafter defined) with any Interested Party (as hereinafter defined) if, as of the record date for the determination of shareholders entitled to vote thereon, the Interested Party is (or has been at any time within the preceding twelve (12) months the beneficial owner, directly or indirectly, of five percent (5%) or more of the issued and outstanding shares of the Corporation's capital stock entitled to vote in the election of Directors. The four-fifths (4/5) vote requirement specified in the preceding sentence shall not be applicable if:

            1. The cash and fair market value of any other consideration to be received per share by holders of the common stock of the Corporation (including shareholders who do not vote in favor of the transaction) in exchange or substitution for their shares in the Combination or Reorganization is at least equal in amount to: (a) the highest per share amount paid by the Interested Party in acquiring any of its holdings of the common stock of the Corporation; plus (b) the amount, if any, by which six percent (6%) per annum of that per share price exceeds the aggregate of per share amounts paid as cash dividends, in each case computed from the date the Interested Party became an Interested Party;

            2. Subsequent to becoming an Interested Party: (a) the Interested Party shall have taken steps to ensure that the Corporation's Board of Directors included at all times representation by Continuing Directors (as hereinafter defined) proportionate to the shareholdings of the shareholders not affiliated with the Interested Party (with a Continuing Director to occupy any resulting fractional Board position);
      (b) the Interested Party shall not have acquired any newly issued securities of the Corporation, including securities conver-





                                    12(F)
      tible into common stock, from the Corporation, directly or indirectly, except with respect to pro rata stock dividends or stock splits; (c) the Interested Party shall not have acquired any additional shares of the outstanding common stock of the Corporation or securities convertible into common stock, except as a part of the transaction which resulted in the Interested Party becoming an Interested Party; and (d) the Interested Party shall not have received a benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges, tax credits or other financial assistance provided by the Corporation;

            3. Subsequent to the date the Interested Party became an Interested Party there shall have been no major change in the Corporation's business or equity capital structure without, in each case, approval by at least two-thirds (2/3rds) of the Continuing Directors, as well as a majority of all Directors; and

            4. A proxy statement conforming to the requirements of the Securities Exchange Act of 1934 shall have been mailed to the shareholders of the Corporation for the purpose of soliciting shareholder approval of the Combination or Reorganization containing at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Combination or Reorganization that the Continuing Directors, or any of them, may choose to state and, if deemed advisable by majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or lack thereof) of the terms of the Combination or Reorganization from the point of view of the remaining public shareholders of the Corporation, which investment banking firm shall be selected by a majority of the Continuing Directors and shall be paid a reasonable fee for its services by the Corporation upon receipt of the opinion.

                                   EXCEPTIONS

      B. The provisions of Paragraph A of this Article shall not apply, and the otherwise applicable provisions of Michigan law shall apply to:

            1. Any Combination or Reorganization as to which a memorandum of understanding with the Interested Party setting forth the principal terms of the transaction has been approved by two-thirds (2/3rds) of the Continuing Directors and a majority of all directors (provided the transaction is consummated in substantial conformity therewith); or

            2. Any Combination or Reorganization with an Interested Party where this Corporation then holds more than 50% of the issued and outstanding shares of the capital stock in such Interested Party which are entitled to vote in election of Directors.





                                    12(G)

                                  DEFINITIONS

      C. As used in this Article, the following words and phrases shall have the following meanings:

            1. "Interested Party" means every person or entity which is the beneficial owner of five percent (5%) or more of the Corporation's issued and outstanding shares of capital stock entitled to vote in the election or directors, as elsewhere specified in this Article. In addition, an Interested Party includes (and an Interested Party shall be deemed to be the beneficial owner of all of the shares held directly or indirectly by) all "Affiliates" and "Associates" (as hereinafter defined) of such person or entity and any person or entity with which the Interested Party, or the Affiliates or Associates thereof, has any agreement, arrangement or understanding with respect to the acquisition, holding, disposition or voting of shares of the capital stock of this Corporation, together with the successors and assigns of such persons or entities in any transaction or series of transaction not involving a public offering of the Corporation's shares within the meaning of the Securities Act of 1933.

            2. "Combination or Reorganization" means any merger involving this Corporation (or a subsidiary of this Corporation) and an Interested Party (irrespective of the identity of the surviving corporation), any consolidation involving this Corporation (or a subsidiary of this Corporation) and an Interested Party, any sale, exchange, lease, mortgage, transfer or other disposition by this Corporation (or a subsidiary of this Corporation) of all, or substantially all, of its assets or business, directly or indirectly, to an Interested Party, and any transaction whereby voting securities of this Corporation (or any subsidiary) are issued or transferred by this Corporation (or any subsidiary) in exchange or payment for the securities or assets of an Interested Party.

            3. "Continuing Director" means a director of the Corporation holding office as of the time this Article becomes effective, a director elected by shareholders subsequent to the time this Article becomes effective, but prior to the time an Interested Party acquired the status of Interested Party, and any director who succeeded a Continuing Director pursuant to an affirmative recommendation by a majority of Continuing Directors.

            4. "Affiliate" means with respect to any person or entity that such person or entity directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such person or entity.

            5.    "Associate" means with respect to any person or entity:
      (1) any corporation or organization of which such





                                    12(H)
      person or entity is an officer, director or partner, or is directly or indirectly the beneficial owner of ten percent (10%) or more of any class of equity securities; (2) any trust or other estate in which such person or entity has a substantial beneficial interest or as to which such person or entity serves as trustee or any similar capacity; and (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

                                INTERPRETATIONS

      D. A majority of the Continuing Directors shall have the authority to determine for purposes of this Article, on the basis of information known to them:

            1. Whether any person or entity owns beneficially five percent (5%) or more of the issued and outstanding shares of the common stock of this Corporation.

            2. Whether a person or entity is an Affiliate or Associate of another, and

            3. Whether a person or entity has an agreement, arrangement or understanding with another.

      Any determination pursuant to this subparagraph made in good faith by the Continuing Directors shall be conclusive and binding for the purposes specified in this Article.

                                   AMENDMENT

      E. This Article may not be amended or repealed, in whole or in part, except by affirmative vote of that fraction of the outstanding shares of the capital stock of the Corporation entitled to vote in the election of directors, but in no event less than four-fifths (4/5ths), determined by using as the numerator a number equal to the sum of (i) the outstanding shares of such stock beneficially owned by all Interested Parties, plus (ii) four-fifths (4/5ths) of the remaining number of such outstanding shares, and using as the denominator a number equal to the total number of the outstanding shares of stock of the Corporation entitled to vote in the election of directors.

                                  ARTICLE VIII

                          EVALUATION OF CERTAIN OFFERS

      The Board of Directors of this Corporation shall not approve, adopt or recommend any offer of any person or entity, other than the Corporation, to make a tender or exchange offer for any capital stock of the Corporation, to merge or consolidate the Corporation with any other entity or to purchase or otherwise acquire all or substantially all of the assets or business of the Corporation unless and until the Board of Directors shall have first evaluated





                                    12(I)
the offer and determined that the offer would be in compliance with all applicable laws and that the offer is in the best interests of the Corporation and its shareholders. In connection with its evaluation as to compliance with laws, the Board of Directors may seek and rely upon an opinion of legal counsel independent from the offeror and it may test such compliance with laws in any state or federal court or before any state or federal administrative agency which may have appropriate jurisdiction. In connection with its evaluation as to the best interests of the Corporation and its shareholders, the Board of Directors shall consider all factors which it deems relevant, including without limitation: (1) the adequacy and fairness of the consideration to be received by the Corporation and/or its shareholders under the offer considering historical trading prices of the Corporation's stock, the price that might be achieved in a negotiated sale of the Corporation as a whole, premiums over trading prices which have been proposed or offered with respect to the securities of other companies in the past in connection with similar offers, and the future prospects for this Corporation and its business; (2) the potential social and economic impact of the offer and its consummation on this Corporation, its employees, customers and vendors; and (3) the potential social and economic impact of the offer and its consummation on the communities in which the Corporation and any subsidiaries operate or are located.

                                   AMENDMENT

      This Article may not be amended or repealed, in whole or in part, except by affirmative vote of the holders of at least four-fifths (4/5ths) of the issued and outstanding shares of the Corporation's capital stock entitled to vote in the election of directors; provided, however, that such amendment or repeal may be made by majority vote of such shareholders at any meeting of shareholders duly called and convened where such amendment or repeal has been recommended for approval by two-thirds (2/3rds) of all directors then holding office.

      4. The foregoing Amendment was adopted by the Shareholders of the Corporation in accordance with Section 611(2), Act 284, Public Acts of 1972, as amended, and the necessary number of shares as required by statute were voted in favor of the Amendment.

      Signed this 22nd day of April, 1983.

                                            /s/ DAN BAUER
                                            Dan Bauer, President
                                            Gentex Corporation





                                    12(J)

                          CERTIFICATE OF AMENDMENT TO
                        THE ARTICLES OF INCORPORATION OF
                               GENTEX CORPORATION


  The undersigned Corporation executes the following Certificate of Amendment to its Articles of Incorporation pursuant to Section 631, Act 284, Public Acts of 1972, as amended.

  1.   The name of the Corporation is Gentex Corporation.

  2 .  The Corporation identification number (CID) assigned by the Bureau is

085-536.

  3.   The location of the registered office is 10985 Chicago Drive, Zeeland,

Michigan 49464.



  RESOLVED, that the following articles be added to the Articles of Incorporation of the Corporation:

                                   ARTICLE VI

                               AUTHORITY OF BOARD

  A. The business and affairs of the Corporation shall be managed by a Board of Directors which shall exercise all of the powers and authority of the Corporation (subject to delegation to committees of the Board of Directors as permitted by law and not inconsistent with these Articles of Incorporation) except for such matters as are reserved to shareholders of the Corporation by law or by these Articles of Incorporation.

                                 SIZE OF BOARD

  B. The Board of Directors shall consist of at least six (6), but not more than nine (9) members, and the specific number of directors to be elected or appointed within such limits shall be as determined by the Board of Directors from time to time.

                            CLASSIFICATION OF BOARD

  C.   Directors shall be divided into three classes and each class shall be as
nearly equal in number as possible to the other classes.   At the first
election of directors subsequent to the adoption of this Article, the directors shall be elected by class to serve for terms which expire at the first, second and third subsequent annual meetings of shareholders, respectively. At each annual meeting of shareholders thereafter, directors shall be



                                    12(K)
elected to serve for a term which expires at the third annual meeting of shareholders following a meeting at which the director is elected.

                               VACANCIES IN BOARD

  D. Vacancies occurring in the Board of Directors by reason of death, resignation or removal of a director may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board, and vacancies occurring by reason of an increase of the number of directors may be filled by majority vote of the Board of Directors at any meeting duly called and convened. Directors appointed by the Board of Directors to fill any vacancies shall hold office only until the next annual meeting of shareholders.

                              NOMINATION FOR BOARD

  E. Nomination for directors who are proposed as replacements for directors appointed by the Board of Directors to fill vacancies, if any, shall be designated in ballots and/or proxies submitted to shareholders to serve such terms of years as will make the classes of directors as nearly equal to each other in number as possible. Nominations by shareholders for any directorship must be submitted to the Board of Directors by written notice not later than thirty (30) days prior to the date of the annual meeting of shareholders at which the election is to be held (or within seven days after the date the Corporation mails, or otherwise gives notice of the date of such meeting, if such notice is given less than forty (40) days prior to the meeting date), which notice shall state the name of the nominee, the address of the nominee's business or residence, the nominee's principal occupation and the name and address of the nominee's employer or business if self-employed.

                               REMOVAL FROM BOARD

  F. A director may be removed from office as a director, with or without cause, only by the affirmative vote of the holders of two-thirds (2/3) of the then issued and outstanding shares of the Corporation's stock entitled to vote thereon at a meeting duly called and convened for that purpose.

                                   AMENDMENT

  G. This Article may not be amended or repealed, in whole or in part, except by affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation's capital stock entitled to vote in the election of directors; provided, however, that such amendment or repeal may be made by majority vote of such shareholders at any meeting of shareholders duly called and convened where such amendment has been recommended for approval by two-thirds (2/3) of all directors then holding office.

                                    12(L)

                                  ARTICLE VII

            SPECIAL REQUIREMENTS REGARDING CERTAIN TRANSACTIONS WITH
                               INTERESTED PARTIES

  A. Unless the conditions set forth in subparagraphs 1 through 4 of this Paragraph A are satisfied or the approval specified in subparagraph 1 of Paragraph B of this Article has been made, the affirmative vote of the holders of that fraction of the outstanding shares of the capital stock of the Corporation entitled to vote in the election of directors, but in no event less than two-thirds (2/3), determined by using as the numerator a number equal to the sum of (i) the outstanding shares of such stock beneficially owned by all Interested Parties, plus (ii) two-thirds (2/3) of the remaining number of such outstanding shares, and using as the denominator a number equal to the total number of the outstanding shares entitled to vote in the election of directors, shall be required for the adoption or authorization of a Combination or Reorganization (as hereinafter defined) with any Interested Party (as hereinafter defined) if, as of the record date for the determination of shareholders entitled to vote thereon, the Interested Party is (or has been at any time within the preceding twelve (12) months) the beneficial owner, directly or indirectly, of five percent (5%) or more of the issued and outstanding shares of the Corporation's capital stock entitled to vote in the
election of directors.    The two-thirds (2/3) vote requirement specified in
the preceding sentence shall not be applicable if:

   1. The cash and fair market value of any other consideration to be received per share by holders of the common stock of the Corporation (including shareholders who do not vote in favor of the transaction) in
  exchange or substitution  for their shares in the Combination   or
  Reorganization is at  least equal in amount to:   (a) the highest per share
  amount paid by the Interested Party in acquiring any of its holdings of the common stock of the Corporation; plus (b) the amount, if any, by which six percent (6%) per annum of that per share price exceeds the aggregate of per share amounts paid as cash dividends, in each case computed from the date the Interested Party became an Interested Party;

   2. Subsequent to becoming an Interested Party: (a) the Interested Party shall have taken steps to ensure that the Corporation's Board of Directors included at all times representation by Continuing Directors (as hereinafter defined) proportionate to the shareholdings of the shareholders not affiliated with the Interested Party (with a Continuing Director to occupy any resulting fractional Board position); (b) the Interested Party shall not have acquired any newly issued securities of the Corporation, including securities convertible into common stock, from the Corporation, directly or indirectly, except with respect to pro rata stock dividends or


                                    12(M)
  stock splits; (c) the Interested Party shall not have acquired any additional shares of the outstanding common stock of the Corporation or securities convertible into common stock, except as a part of the transaction which resulted in the Interested Party becoming an Interested Party; and (d) the Interested Party shall not have received a benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges, tax credits or other financial assistance provided by the Corporation;

   3.   Subsequent to the date the Interested Party became   an Interested
  Party there shall have been no major change in the Corporation's business or equity capital structure without, in each case, approval by at least two-thirds (2/3) of the Continuing Directors, as well as a majority of all Directors; and

   4. A proxy statement conforming to the requirements of the Securities Exchange Act of 1934 shall have been mailed to the shareholders of the Corporation for the purpose of soliciting shareholder approval of the
  Combination   or  Reorganization containing at the front thereof, in a
  prominent place, any recommendations as to the advisibility (or inadvisability) of the Combination or Reorganization that the Continuing Directors, or any of them, may choose to state and, if deemed advisable by majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the fairness (or lack thereof) of the terms of the Combination or Reorganization from the point of view of the remaining public shareholders of the Corporation, which investment banking firm shall be selected by a majority of the Continuing Directors and shall be paid a
  reasonable   fee for its services by the  Corporation upon receipt of the opinion.

                                   EXCEPTIONS

  B. The provisions of Paragraph A of this Article shall not apply, and the otherwise applicable provisions of Michigan law shall apply to:

   1. Any Combination or Reorganization as to which a memorandum of understanding with the Interested Party setting forth the principal terms of the transaction has been approved by two-thirds (2/3) of the Continuing Directors and a majority of all directors (provided the transaction is consummated in substantial conformity therewith); or

   2. Any Combination or Reorganization with an Interested Party where this Corporation then holds more than 50% of the issued and outstanding shares of the capital stock in such Interested Party which are entitled to vote in elections of directors.




                                    12(N)

                                  DEFINITIONS

  C. As used in this Article, the following words and phrases shall have the following meanings:

   1.  "Interested Party" means every person or   entity which first
  becomes the beneficial owner of five percent (5%) or more of the Corporation's issued and outstanding shares of capital stock entitled to vote in the election of directors after the date this Article becomes effective. In addition, an Interested Party includes (and an Interested Party shall be deemed to be the beneficial owner of all of the shares held directly or indirectly by) all "Affiliates" and "Associates" (as hereinafter defined) of such person or entity and any person or entity with which the Interested Party, or the Affiliates or Associates thereof, has any agreement, arrangement or understanding with respect to the acquisition, holding, disposition or voting of shares of the capital stock of this Corporation, together with the successors and assigns of such persons or entities in any transaction or series of transactions not involving a public offering of the Corporation's shares within the meaning of the Securities Act of 1933.

   2. "Combination or Reorganization" means any merger involving this Corporation (or a subsidiary of this Corporation) and an Interested Party (irrespective of the identity of the surviving corporation), any consolidation involving this Corporation (or a subsidiary of this Corporation) and an Interested Party, any sale, exchange, lease, mortgage, transfer or other disposition by this Corporation (or a subsidiary of this Corporation) of all, or substantially all, of its assets or business, directly or indirectly, to an Interested Party, and any transaction whereby voting securities of this Corporation (or any subsidiary) are issued or transferred by this Corporation (or any subsidiary) in exchange or payment for the securities or assets of an Interested Party.

   3. "Continuing Director" means a director of the Corporation holding office as of the time this Article becomes effective, a director elected by shareholders subsequent to the time this Article becomes effective, but prior to the time an Interested Party acquired the status of interested Party, and any director who succeeded a Continuing Director pursuant to an affirmative recommendation by a majority of Continuing Directors.

   4. "Affiliate" means with respect to any person or entity that such person or entity directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such person or entity.

                                    12(O)

   5 .   "Associate" means with respect   to any person or  entity:  (1) any
  corporation or organization of which such person or entity is an officer, director or partner, or is directly or indirectly the beneficial owner of ten percent (10%) or more of any class of equity securities; (2) any trust or other estate in which such person or entity has a substantial beneficial interest or as to which such person or entity serves as trustee or any similar capacity; and (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

                                INTERPRETATIONS

  D. A majority of the Continuing Directors shall have the authority to determine for purposes of this Article, on the basis of information known to them:

   1. Whether any person or entity owns beneficially five percent (5%) or more of the issued and outstanding shares of the common stock of the Corporation.

   2.    Whether a person or entity is an Affiliate or Associate of another, and

   3. Whether a person or entity has an agreement, arrangement or understanding with another.

  Any determination pursuant to this subparagraph made in good faith by the Continuing Directors shall be conclusive and binding for the purposes specified in this Article.

                                   AMENDMENT

  E. This Article may not be amended or repealed, in whole or in part, except by affirmative vote of that fraction of the outstanding shares of the capital stock of the Corporation entitled to vote in the election of directors, but in no event less than two-thirds (2/3) determined by using as the numerator a number equal to the sum of (i) the outstanding shares of such stock beneficially owned by all Interested Parties, plus (ii) two-thirds (2/3) of the remaining number of such outstanding shares, and using as the denominator a number equal to the total number of the outstanding shares of stock of the Corporation entitled to vote in the election of directors.

                                  ARTICLE VIII

                          EVALUATION OF CERTAIN OFFERS

  The Board of Directors of the Corporation shall not approve, adopt or recommend any offer of any person or entity, other than




                                    12(P)
the Corporation, to make a tender or exchange offer for any capital stock of the Corporation, to merge or consolidate the Corporation with any other entity or to purchase or otherwise acquire all or substantially all of the assets or business of the Corporation unless and until the Board of Directors shall have first evaluated the offer and determined that the offer would be in compliance with all applicable laws and that the offer is in the best interests of the Corporation and its shareholders. In connection with its evaluation as to compliance with laws, the Board of Directors may seek and rely upon an opinion of legal counsel independent from the offeror and it may test such compliance with laws in any state or federal court or before any state or federal administrative agency which may have appropriate jurisdiction. In connection with its evaluation as to the best interests of the Corporation and its shareholders, the Board of Directors shall consider all factors which it deems relevant, including without limitation: (1) the adequacy and fairness of the consideration to be received by the Corporation and/or its shareholders under the offer considering historical trading prices of the Corporation's stock, the price that might be achieved in a negotiated sale of the Corporation as a whole, premiums over trading prices which have been proposed or offered with respect to the securities of other companies in the past in connection with similar offers, and the future prospects for the Corporation and its business;
(2) the potential social and economic impact of the offer and its consummation on the Corporation, its employees, customers and vendors; and (3) the potential social and economic impact of the offer and its consummation on the communities in which the Corporation and any subsidiaries operate or are located.

                                   AMENDMENT

  This Article may not be amended or repealed, in whole or in part, except by affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation's capital stock entitled to vote in the election of directors; provided, however, that such amendment or repeal may be made by majority vote of shareholders at any meeting of shareholders duly called and convened where such amendment or repeal has been recommended for approval by two-thirds (2/3) of all directors then holding office.

  4.   The foregoing Amendment to the Articles of Incorporation was duly

adopted on the 29th day of May, 1985.    The Amendment was duly adopted in

accordance with Section 611(2) of the Act by vote





                                    12(Q)
of the shareholders.  The necessary votes were cast in favor of the Amendment.


   Signed as of this 29th day of May, 1985.


                                      Fred Bauer
                                      --------------------
                                      Fred Bauer, Chairman
                                      Gentex Corporation




                                    12(R)

           CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                            FOR GENTEX CORPORATION


                                 Article III

                   "The total number of shares of all classes of stock
                 which the Corporation shall have the authority to issue is 15,000,000 shares, consisting of 10,000,000 shares of Common Stock, par value $.06 per share and 5,000,000 shares of Preferred Stock, no par value.

                   The authorized shares of Common Stock of the par value
                 of $.06 per share are all of one class with equal voting power, and each such share shall be equal to every other such share.

                   The shares of Preferred Stock may be divided into and
                 issued in one or more series. The Board of Directors is hereby authorized to cause the Preferred Stock to be issued from time to time in one or more series with such designations and such relative voting, dividend, liquidation and other rights, preferences and limitations as shall be stated and expressed in the resolution providing for the issue of such Preferred Stock adopted by the Board of Directors. The Board of Directors by vote of a majority of the whole Board is expressly authorized to adopt such resolution or resolutions and issue such stock from time to time as it may deem desirable."




                                    12(S)

                                  Article VI

             Section F of the Articles of Incorporation is hereby
                         amended to read as follows:

        "F. A director may be removed from office as a director, with or without cause, only by the affirmative vote of the holders of two-thirds (2/3rds) of the then issued and outstanding shares of the Corporation's stock entitled to vote thereon at a meeting duly called and convened for that purpose; provided, however, that the term of office of any director who is first elected to the Board of Directors after May 13, 1987, and who is then or thereafter becomes an employee of the Corporation, or any of its subsidiaries, shall automatically terminate simultaneously with the termination of that director's employment by the Corporation or subsidiary, with or without cause."

                                  Article IX

        A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director, except for liability: (a) for any breach of the director's duty of loyalty to the Corporation or its shareholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) resulting from a violation of Section 551(1) of the Michigan Business Corporation Act; (d) for any transaction from which the director derived an improper personal benefit; or (e) for any act or omission occurring prior to March 1, 1987.



                  Signed this 13th day of May, 1987
                  By Fred T. Bauer
                  ---------------------------------
                           (Signature)

                  Fred  Bauer, Chairman
                 (Type or Print Name)   (Type or Print Title)



                                     12T

                           CERTIFICATE OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION
                            FOR GENTEX CORPORATION

                                  ARTICLE III

  The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 20,000,000 shares, consisting of 15,000,000 shares of Common Stock, par value $.06 per share and 5,000,000 shares of Preferred Stock, no par value.

  The authorized shares of Common Stock of the par value of $.06 per share are all of one class with equal voting power, and each such share shall be equal to every other such share.

  The shares of Preferred Stock may be divided into and issued in one or more series. The Board of Directors is hereby authorized to cause the Preferred Stock to be issued from time to time in one or more series with such designations and such relative voting, dividend, liquidation and other rights, preferences and limitations as shall be stated and expressed in the resolution providing for the issue of such Preferred Stock adopted by the Board of Directors. The Board of Directors by vote of a majority of the whole Board is expressly authorized to adopt such resolution or resolutions and issue such stock from time to time as it may deem desirable.


                        SIGNED THIS 19TH DAY OF JUNE, 1991

                             /s/ FRED BAUER
                             FRED BAUER
                             CHAIRMAN AND CHIEF EXECUTIVE OFFICER





                                    12(U)

                           CERTIFICATE OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION
                            FOR GENTEX CORPORATION

                                  ARTICLE III

  The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 30,000,000 shares, consisting of 25,000,000 shares of Common Stock, par value $.06 per share and 5,000,000 shares of Preferred Stock, no par value.

  The authorized shares of Common Stock of the par value of $.06 per share are all of one class with equal voting power, and each such share shall be equal to every other such share.

  The shares of Preferred Stock may be divided into and issued in one or more series. The Board of Directors is hereby authorized to cause the Preferred Stock to be issued from time to time in one or more series with such designations and such relative voting, dividend, liquidation and other rights, preferences and limitations as shall be stated and expressed in the resolution providing for the issue of such Preferred Stock adopted by the Board of Directors. The Board of Directors by vote of a majority of the whole Board is expressly authorized to adopt such resolution or resolutions and issue such stock from time to time as it may deem desirable.


                               SIGNED THIS 13TH DAY OF MAY, 1993

                                    /s/ FRED BAUER
                                    FRED BAUER
                                    CHAIRMAN AND CHIEF EXECUTIVE OFFICER


                                    12(V)

                           CERTIFICATE OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION
                            FOR GENTEX CORPORATION

                                  ARTICLE III

  The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 55,000,000 shares, consisting of 50,000,000 shares of Common Stock, par value $.06 per share and 5,000,000 shares of Preferred Stock, no par value.

  The authorized shares of Common Stock of the par value of $.06 per share are all of one class with equal voting power, and each such share shall be equal to every other such share.

  The shares of Preferred Stock may be divided into and issued in one or more series. The Board of Directors is hereby authorized to cause the Preferred Stock to be issued from time to time in one or more series with such designations and such relative voting, dividend, liquidation and other rights, preferences and limitations as shall be stated and expressed in the resolution providing for the issue of such Preferred Stock adopted by the Board of Directors. The Board of Directors by vote of a majority of the whole Board is expressly authorized to adopt such resolution or resolutions and issue such stock from time to time as it may deem desirable.

                               SIGNED THIS 18TH DAY OF MAY, 1994

                                    /s/ FRED BAUER
                                    FRED BAUER
                                    CHAIRMAN AND CHIEF EXECUTIVE OFFICER




                                    12(W)